Exhibit 10.74

GLOBAL AMENDMENT

THIS GLOBAL AMENDMENT to the Notes (as defined below) (the “Amendment”) is entered into as of October 23, 2026 (the “Effective Date”), by and between ODYSSEY HEALTH, INC., a Nevada corporation (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.    The Company and Holder are the parties to those certain promissory notes issued by the Company to the Holder on the dates identified in Exhibit “A” to this Amendment (the “Notes”); and

B.     The Parties desire to amend the Notes as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.               Notwithstanding anything to the contrary in the Notes, the Maturity Date (as defined in each of the Notes) of each of the Notes shall be extended to January 31, 2027.

2.               The Holder agrees to a one-time waiver of any Event of Default (as defined in each of the Notes) that occurred under Section 3.1 of the Notes on or prior to the Effective Date.

3.               The Holder agrees to a one-time waiver of any Event of Default (as defined in each of the Notes) that occurred under Section 3.2 of the Notes on or prior to the Effective Date.

4.               The Holder agrees to a one-time waiver of any Event of Default (as defined in each of the Notes) that may occur under Section 3.2 of the Notes during the period beginning on the Effective Date and continuing through January 31, 2027, as a result of the Company’s failure to satisfy the Reserved Amount (as defined in each of the Notes) under each of the Notes.

5.               This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Notes. Except as specifically modified hereby, all of the provisions of the Notes, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

1

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

ODYSSEY HEALTH, INC. By: /s/ Joseph Redmond Name: Joseph Redmond Title: Chief Executive Officer	Mast Hill Fund, L.P. By: /s/ Patrick Hassani Name: Patrick Hassani Title: Chief Investment Officer

2

Exhibit A

1.	Promissory note issued by the Company to the Holder on or around December 13, 2022

2.	Promissory note issued by the Company to the Holder on or around August 27, 2025

3.	Maintenance promissory note issued by the Company to the Holder on or around November 13, 2025

4.	Master promissory note issued by the Company to the Holder on or around November 13, 2025

3